Exhibit 99.1
NEWS RELEASE

The Andersons, Inc. Reports Second Quarter Results

MAUMEE, OHIO, August 3, 2026 - The Andersons, Inc. (Nasdaq: ANDE) announces financial results for the second quarter ended June 30, 2026.

Financial Highlights:
•Second quarter net income attributable to The Andersons of $57 million or $1.65 per diluted share and adjusted net income attributable of $74 million, or $2.15 per diluted share
•Adjusted EBITDA of $140 million
•Renewables reports record second quarter pretax income of $65 million and adjusted pretax income of $88 million on record production, strong merchandising, and 45Z tax credits
•Agribusiness pretax and adjusted pretax income attributable to The Andersons of $20 million on solid fertilizer performance

"Our second quarter results reflect continued outstanding performance in Renewables and year-over-year improvement in Agribusiness," said President and CEO Bill Krueger. "Renewables delivered exceptional results driven by strong operational execution and solid merchandising performance. Our plants achieved record second quarter production while safely completing planned spring maintenance activities. The first quarter finalization of the Renewable Volume Obligations (RVO) supported stronger commodity markets and created opportunities for our merchandising team, while our low-carbon strategy contributed $24 million of 45Z tax credits in the quarter."

"Agribusiness delivered modest year-over-year improvement as our merchandising businesses benefited from periods of market volatility, and our fertilizer business performed well through the spring application season," added Krueger.

"We continue to execute on our long-term growth strategy. We are preparing for our previously announced debottlenecking project at our Clymers, Indiana, ethanol facility. We continue to pursue additional opportunities to reduce the carbon intensity of our operations to position our plants to maximize the value of 45Z tax credits, including the advancement of our Class VI well permit. We also expect Port of Houston's soybean meal export capabilities to be operational in the fourth quarter. Looking ahead, we remain optimistic about the opportunities across our businesses, particularly in the renewable fuels and feedstocks supply chains. Strong ethanol production, favorable export demand, growing adoption of low-carbon fuels, and continued progress on our strategic investments position us well to capitalize on evolving market opportunities and create long-term value for our shareholders, " continued Krueger.

$ in millions, except per share amounts
	Q2 2026	Q2 2025	Variance	YTD 2026	YTD 2025	Variance
Pretax Income	$67.3	$24.8	$42.5	$101.2	$28.0	$73.2
Pretax Income Attributable to the Company[1]	70.0	15.9	54.1	107.7	14.1	93.6
Adjusted Pretax Income Attributable to the Company[1]	92.6	15.0	77.6	137.0	18.2	118.8
Agribusiness[1]	20.3	16.8	3.5	38.2	16.7	21.5
Renewables[1]	88.4	9.6	78.8	127.9	25.0	102.9
Other[1]	(16.0)	(11.5)	(4.5)	(29.1)	(23.5)	(5.6)
Net Income Attributable to the Company	56.6	7.9	48.7	89.8	8.1	81.7
Adjusted Net Income Attributable to the Company[1]	73.6	8.4	65.2	111.7	12.4	99.3
Diluted Earnings Per Share (EPS)	1.65	0.23	1.42	2.62	0.24	2.38
Adjusted EPS[1]	2.15	0.24	1.91	3.26	0.36	2.90
EBITDA[1]	117.6	69.4	48.2	202.5	120.1	82.4
Adjusted EBITDA[1]	$140.3	$65.2	$75.1	$231.8	$122.4	$109.4
[1] Non-GAAP financial measures; see appendix for explanations and reconciliations.

Cash, Liquidity, and Long-Term Debt Management

"Our strong earnings performance and cash flow generation enable us to continue investing in growth opportunities across the company," said Executive Vice President and CFO Brian Valentine. "Our long-term debt to EBITDA remains well below our target of less than 2.5 times, and we believe our balance sheet provides the flexibility to support our growth strategy."

Cash provided by operating activities was $488 million and $299 million in the second quarter of 2026 and 2025, respectively. Cash from operations before working capital changes in the same periods was $113 million and $43 million, respectively. Cash spent on capital projects in the quarter totaled $76 million, driven by ongoing investments in our facilities and strategic growth initiatives.

Second Quarter Segment Overview

Agribusiness Reports Improved Second Quarter on Better Fertilizer Margins

Agribusiness recorded pretax income and adjusted pretax income attributable to the company of $20 million for the quarter, compared to pretax income of $19 million and adjusted pretax income attributable to the company of $17 million in the second quarter of 2025.

The segment showed a modest improvement in a dynamic and challenging environment. Our fertilizer business led the improvement with higher margins on lower volumes. Our merchandising results also improved, driven by higher commodity prices and increased volatility early in the quarter, partially offset by fuel surcharges. Grain asset performance was comparable to the prior year.

We continue to monitor growing conditions and crop progress. Currently, the eastern corn belt has experienced favorable growing conditions, which could support harvest volumes and grain ownership opportunities this fall. Drier conditions in western production regions could pressure grain asset earnings; however, any resulting market dislocations and volatility should create additional merchandising opportunities. Above-average corn acreage should support demand for fall fertilizer applications, although grower economics could influence purchasing decisions. Our diversified agribusiness portfolio remains well positioned to capitalize on both harvest-related opportunities and periods of increased market volatility during the second half of the year.

Agribusiness had adjusted second quarter EBITDA of $53 million, compared to $46 million in 2025.

Renewables Reports Record Second Quarter on Efficient Operations and Strong Demand

Renewables reported pretax income of $65 million and adjusted pretax income of $88 million in the second quarter. For the same period in 2025, the segment reported pretax income of $17 million and pretax income attributable to the company of $10 million.

Renewables had a record second quarter on efficient plant operations and improved margins. Strong ethanol export demand and healthy domestic consumption drove higher board crush margins year over year, partially offset by firmer corn basis levels. Second quarter results include $24 million of 45Z producer tax credits. Our merchandising businesses also delivered improved results, benefiting from market volatility surrounding the RVO announcement, resulting in higher distillers corn oil and RIN values.

Ethanol market fundamentals remain supportive as we anticipate continued strong demand, driven by increasing global blend rates and favorable domestic blending economics. Renewable feedstocks are also expected to benefit from healthy bio-based diesel demand and supportive renewable fuel markets.

Renewables had second quarter adjusted EBITDA of $103 million in 2026, compared to EBITDA of $30 million in 2025.

Income Taxes

The company recorded income tax expense of $13 million for the quarter, resulting in an effective tax rate of 20% for the period. The rate was impacted by non-taxable 45Z income. We anticipate a full-year adjusted effective rate of approximately 14% - 18%.

Conference Call

The company will host a webcast on Tuesday, August 4, 2026, at 8:30 a.m. ET, to discuss its performance and provide its outlook for the remainder of 2026. To access the call, please dial 888-317-6003 or 412-317-6061 (elite entry number is 0322872). It is recommended that you call 10 minutes before the conference call begins.

To access the webcast, click on the link: https://app.webinar.net/kJeAWG3WqXo and submit the requested information as directed. A replay of the call can also be accessed under the heading "Investors" on the company’s website at www.andersonsinc.com.

Forward-Looking Statements

This release contains forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially. Without limitation, these risks include economic, weather and regulatory conditions, competition, geopolitical risk, and the risk factors set forth from time to time in the company’s filings with the Securities and Exchange Commission. Although the company believes that the assumptions upon which the financial information and its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct.

Non-GAAP Measures

This release contains non-GAAP financial measures. The company believes that pretax income (loss) attributable to the company; adjusted pretax income (loss) attributable to the company; adjusted pretax income (loss); adjusted net income attributable to the company; adjusted diluted earnings per share; earnings before interest, taxes, depreciation, and amortization (or EBITDA); adjusted EBITDA; and cash from operations before working capital changes provide additional information to investors and others about its operations, allowing an evaluation of underlying operating performance and liquidity and better period-to-period comparability. The above measures are not and should not be considered as alternatives to pretax income (loss) or income (loss) before income taxes, net income (loss), diluted earnings (loss) per share attributable to The Andersons, Inc. common shareholders and cash provided by (used in) operating activities as determined by generally accepted accounting principles. Reconciliations of the GAAP to non-GAAP measures may be found within this press release and the financial tables provided herein.

Company Description

The Andersons, Inc., is a North American agriculture and renewable fuels company. Guided by its Statement of Principles, The Andersons is committed to providing extraordinary service to its customers, helping its employees improve, supporting its communities, and increasing the value of the company. For more information, please visit www.andersonsinc.com.

Investor Relations Contact
Mike Hoelter
Vice President, Corporate Controller and Investor Relations
Phone: 419-897-6715
E-mail: investorrelations@andersonsinc.com

The Andersons, Inc.
Condensed Consolidated Statements of Operations
(unaudited)

	Three months ended June 30,		Six months ended June 30,
(in thousands, except per share data)	2026	2025	2026	2025
Sales and merchandising revenues	$3,097,660	$3,135,869	$5,724,926	$5,794,967
Cost of sales and merchandising revenues	2,873,930	2,977,453	5,340,612	5,483,679
Gross profit	223,730	158,416	384,314	311,288
Operating, administrative and general expenses	173,774	134,589	318,438	280,343
Interest expense, net	15,642	11,495	32,480	24,591
Other income, net	33,023	12,503	67,833	21,694
Income before income taxes	67,337	24,835	101,229	28,048
Income tax provision	13,389	8,028	17,949	5,910
Net income	53,948	16,807	83,280	22,138
Net (loss) income attributable to noncontrolling interests	(2,615)	8,950	(6,471)	13,997
Net income attributable to The Andersons, Inc.	$56,563	$7,857	$89,751	$8,141

Earnings per share attributable to The Andersons, Inc. common shareholders:
Basic earnings:	$1.66	$0.23	$2.64	$0.24
Diluted earnings:	$1.65	$0.23	$2.62	$0.24

The Andersons, Inc.
Condensed Consolidated Balance Sheets
(unaudited)

(in thousands)	June 30, 2026	December 31, 2025	June 30, 2025
Assets
Current assets:
Cash and cash equivalents	$66,549	$98,283	$350,970
Accounts receivable, net	755,217	652,472	783,892
Inventories	961,002	1,365,121	771,868
Commodity derivative assets – current	152,333	135,466	147,937
Other current assets	146,684	125,067	120,780
Total current assets	2,081,785	2,376,409	2,175,447
Property, plant and equipment, net	979,618	939,500	883,985
Other assets, net	412,878	396,923	387,059
Total assets	$3,474,281	$3,712,832	$3,446,491

Liabilities and equity
Current liabilities:
Short-term debt	$314,366	$249,420	$104,467
Trade and other payables	603,591	918,691	572,232
Customer prepayments and deferred revenue	87,206	195,331	73,545
Commodity derivative liabilities – current	103,710	51,153	79,253
Current maturities of long-term debt	22,918	63,375	64,210
Accrued expenses and other current liabilities	247,296	208,427	186,902
Total current liabilities	1,379,087	1,686,397	1,080,609
Long-term debt, less current maturities	563,481	560,016	578,464
Other long-term liabilities	174,127	176,184	176,908
Total liabilities	2,116,695	2,422,597	1,835,981
Total equity	1,357,586	1,290,235	1,610,510
Total liabilities and equity	$3,474,281	$3,712,832	$3,446,491

The Andersons, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Six months ended June 30,
(in thousands)	2026	2025
Operating Activities
Net income	$83,280	$22,138
Adjustments to reconcile net income to cash provided by (used in) operating activities:
Depreciation and amortization	68,746	67,411
Other	29,068	10,311
Changes in operating assets and liabilities:
Accounts receivable	(132,491)	(23,396)
Inventories	402,049	521,356
Commodity derivatives	35,996	19,857
Other current and non-current assets	(14,683)	(31,730)
Payables and other current and non-current liabilities	(377,718)	(636,646)
Net cash provided by (used in) operating activities	94,247	(50,699)
Investing Activities
Purchases of property, plant and equipment and capitalized software	(127,284)	(95,376)
Insurance proceeds	1,108	13,989
Other	2,919	5,680
Net cash used in investing activities	(123,257)	(75,707)
Financing Activities
Net proceeds (payments) under short-term lines of credit	65,443	(64,875)
Proceeds from issuance of long-term debt	86,250	14,700
Payments of long-term debt	(122,982)	(16,645)
Value of shares withheld for taxes	(7,006)	(3,931)
Dividends paid	(13,640)	(13,367)
Payments of debt issuance costs	(5,685)	(159)
Common stock repurchased	(4,607)	(1,184)
Distributions to noncontrolling interests	—	(1,547)
Net cash used in financing activities	(2,227)	(87,008)
Effect of exchange rates on cash and cash equivalents	(497)	2,613
Decrease in cash and cash equivalents	(31,734)	(210,801)
Cash and cash equivalents at beginning of period	98,283	561,771
Cash and cash equivalents at end of period	$66,549	$350,970

The Andersons, Inc.
Adjusted Net Income Attributable to The Andersons, Inc.
A non-GAAP financial measure
(unaudited)

	Three months ended June 30,		Six months ended June 30,
(in thousands, except per share data)	2026	2025	2026	2025
Net income	$53,948	$16,807	$83,280	$22,138
Net (loss) income attributable to noncontrolling interests	(2,615)	8,950	(6,471)	13,997
Net income attributable to The Andersons, Inc.	56,563	7,857	89,751	8,141
Adjustments:
Legal settlement and related expenses	12,763	—	18,711	—
Asset impairment	15,661	—	15,661	—
Transaction related compensation	896	1,768	2,688	3,871
Insured inventory and property recoveries, net	(6,656)	(7,845)	(7,764)	(4,919)
Loss on investments	—	7,178	—	7,178
Severance expense	—	1,197	—	1,197
Gain on sales of assets and businesses, net	—	(3,190)	—	(3,190)
Income tax impact of adjustments[1]	(5,667)	1,400	(7,325)	143
Total adjusting items, net of tax	16,997	508	21,971	4,280
Adjusted net income attributable to The Andersons, Inc.	$73,560	$8,365	$111,722	$12,421

Diluted earnings per share attributable to The Andersons, Inc. common shareholders	$1.65	$0.23	$2.62	$0.24

Impact on diluted earnings per share	$0.50	$0.01	$0.64	$0.12
Adjusted diluted earnings per share	$2.15	$0.24	$3.26	$0.36

1 The income tax impact of adjustments is taken at the blended federal, state, and local tax rate of 25%.

Adjusted net income (loss) attributable to The Andersons, Inc. reflects reported net income (loss) available to The Andersons, Inc. common shareholders after the removal of specified items described above. Adjusted diluted earnings (loss) per share reflects the fully diluted EPS of The Andersons, Inc. after removal of the effect on EPS as reported of specified items described above. Management believes that Adjusted net income (loss) attributable to The Andersons, Inc. and Adjusted diluted earnings (loss) per share are useful measures of The Andersons, Inc. performance as they provide investors additional information about the operations of the company allowing better evaluation of underlying business performance and better comparability to previous periods. These non-GAAP financial measures are not intended to replace or be alternatives to Net income attributable to The Andersons, Inc. and Diluted earnings per share attributable to The Andersons, Inc. common shareholders as reported, the most directly comparable GAAP financial measures, or any other measures of operating results under GAAP. Earnings amounts described above have been divided by the company’s average number of diluted shares outstanding for each respective period in order to arrive at an adjusted diluted earnings (loss) per share amount for each specified item.

The Andersons, Inc.
Segment Data
(unaudited)

(in thousands)	Agribusiness	Renewables	Other	Total
Three months ended June 30, 2026
Sales and merchandising revenues	$2,113,093	$984,567	$—	$3,097,660
Cost of sales and merchandising revenues	1,966,315	907,615	—	2,873,930
Gross profit	146,778	76,952	—	223,730
Operating, administrative and general expenses	122,098	34,099	17,577	173,774
Interest expense (income), net	13,330	2,341	(29)	15,642
Other income, net	8,520	24,469	34	33,023
Income (loss) before income taxes	19,870	64,981	(17,514)	67,337
Loss attributable to noncontrolling interests	(2,615)	—	—	(2,615)
Income (loss) before income taxes attributable to The Andersons, Inc.[1]	$22,485	$64,981	$(17,514)	$69,952
Adjustments to income (loss) before income taxes[2]	(2,184)	23,370	1,478	22,664
Adjusted income (loss) before income taxes attributable to The Andersons, Inc.[1]	$20,301	$88,351	$(16,036)	$92,616

Three months ended June 30, 2025
Sales and merchandising revenues	$2,414,827	$721,042	$—	$3,135,869
Cost of sales and merchandising revenues	2,282,765	694,688	—	2,977,453
Gross profit	132,062	26,354	—	158,416
Operating, administrative and general expenses	114,012	8,951	11,626	134,589
Interest expense (income), net	11,331	725	(561)	11,495
Other income (loss), net	12,180	746	(423)	12,503
Income (loss) before income taxes	18,899	17,424	(11,488)	24,835
Income attributable to noncontrolling interests	1,171	7,779	—	8,950
Income (loss) before income taxes attributable to The Andersons, Inc.[1]	$17,728	$9,645	$(11,488)	$15,885
Adjustments to income (loss) before income taxes[2]	(892)	—	—	(892)
Adjusted income (loss) before income taxes attributable to The Andersons, Inc.[1]	$16,836	$9,645	$(11,488)	$14,993
[1] Income (loss) before income taxes attributable to The Andersons, Inc. for each operating segment is defined as net sales and merchandising revenues plus identifiable other income less all identifiable operating expenses, including interest expense for carrying working capital and long-term assets and is reported net of the noncontrolling interest share of income.
[2] Additional information on the individual adjustments that are included in the adjustments to income (loss) before income taxes can be found in the Reconciliation to EBITDA and Adjusted EBITDA table. All adjustments are consistent with the EBITDA reconciliation with the exception of items where a portion of the expense is attributable to the noncontrolling interest and is represented in Income attributable to the noncontrolling interest within the reconciliation above. These adjustments include a $3.3 million difference in insured inventory and property recoveries, net in the Agribusiness segment for the three months ended June 30, 2025.

The Andersons, Inc.
Segment Data
(unaudited)

(in thousands)	Agribusiness	Renewables	Other	Total
Six months ended June 30, 2026
Sales and merchandising revenues	$4,033,060	$1,691,866	$—	$5,724,926
Cost of sales and merchandising revenues	3,752,376	1,588,236	—	5,340,612
Gross profit	280,684	103,630	—	384,314
Operating, administrative and general expenses	243,518	44,399	30,521	318,438
Interest expense, net	27,018	5,400	62	32,480
Other income (loss), net	17,127	50,741	(35)	67,833
Income (loss) before income taxes	27,275	104,572	(30,618)	101,229
Loss attributable to noncontrolling interests	(6,471)	—	—	(6,471)
Income (loss) before income taxes attributable to The Andersons, Inc.[1]	$33,746	$104,572	$(30,618)	$107,700
Adjustments to income before income taxes[2]	4,448	23,370	1,478	29,296
Adjusted income (loss) before income taxes attributable to The Andersons, Inc.[1]	$38,194	$127,942	$(29,140)	$136,996

Six months ended June 30, 2025
Sales and merchandising revenues	$4,408,114	$1,386,853	$—	$5,794,967
Cost of sales and merchandising revenues	4,157,454	1,326,225	—	5,483,679
Gross profit	250,660	60,628	—	311,288
Operating, administrative and general expenses	238,501	18,734	23,108	280,343
Interest expense (income), net	24,157	1,423	(989)	24,591
Other income (loss), net	21,221	1,834	(1,361)	21,694
Income (loss) before income taxes	9,223	42,305	(23,480)	28,048
(Loss) income attributable to noncontrolling interests	(3,351)	17,348	—	13,997
Income (loss) before income taxes attributable to The Andersons, Inc.[1]	$12,574	$24,957	$(23,480)	$14,051
Adjustments to income before income taxes[2]	4,137	—	—	4,137
Adjusted income (loss) before income taxes attributable to The Andersons, Inc.[1]	$16,711	$24,957	$(23,480)	$18,188
[1] Income (loss) before income taxes attributable to The Andersons, Inc. for each operating segment is defined as net sales and merchandising revenues plus identifiable other income less all identifiable operating expenses, including interest expense for carrying working capital and long-term assets and is reported net of the noncontrolling interest share of income.
[2] Additional information on the individual adjustments that are included in the adjustments to income (loss) before income taxes can be found in the Reconciliation to EBITDA and Adjusted EBITDA table. All adjustments are consistent with the EBITDA reconciliation with the exception of items where a portion of the expense is attributable to the noncontrolling interest and is represented in Income attributable to the noncontrolling interest within the reconciliation above. These adjustments include a $1.7 million difference in insured inventory and property recoveries, net in the Agribusiness segment for the three months ended June 30, 2025.

The Andersons, Inc.
Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA)
A non-GAAP financial measure
(unaudited)

(in thousands)	Agribusiness	Renewables	Other	Total
Three months ended June 30, 2026
Net income (loss)	$19,870	$64,981	$(30,903)	$53,948
Interest expense (income)	13,330	2,341	(29)	15,642
Tax provision	—	—	13,389	13,389
Depreciation and amortization	21,894	11,876	864	34,634
EBITDA	55,094	79,198	(16,679)	117,613
Adjusting items impacting EBITDA:
Asset impairment	3,576	10,607	1,478	15,661
Legal settlement and related expenses	—	12,763	—	12,763
Transaction related compensation	896	—	—	896
Insured inventory and property recoveries, net	(6,656)	—	—	(6,656)
Total adjusting items	(2,184)	23,370	1,478	22,664
Adjusted EBITDA	$52,910	$102,568	$(15,201)	$140,277

Three months ended June 30, 2025
Net income (loss)	$18,899	$17,424	$(19,516)	$16,807
Interest expense (income)	11,331	725	(561)	11,495
Tax provision	—	—	8,028	8,028
Depreciation and amortization	20,399	12,018	654	33,071
EBITDA	50,629	30,167	(11,395)	69,401
Adjusting items impacting EBITDA:
Insured inventory and property recoveries, net	(11,162)	—	—	(11,162)
Gain on sales of assets and businesses, net	(3,190)	—	—	(3,190)
Loss on investments	7,178	—	—	7,178
Transaction related compensation	1,768	—	—	1,768
Severance expense	1,197	—	—	1,197
Total adjusting items	(4,209)	—	—	(4,209)
Adjusted EBITDA	$46,420	$30,167	$(11,395)	$65,192
Adjusted EBITDA is defined as earnings before interest, taxes and depreciation and amortization, adjusted for specified items. The company calculates adjusted EBITDA by removing the impact of specified items and adding back the amounts of interest expense, tax expense and depreciation and amortization to net income (loss). Management believes that adjusted EBITDA is a useful measure of the company’s performance as it provides investors additional information about the company’s operations allowing better evaluation of underlying business performance and improved comparability to prior periods. Adjusted EBITDA is a non-GAAP financial measure and is not intended to replace or be an alternative to net income (loss), the most directly comparable GAAP financial measure.

The Andersons, Inc.
Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA)
A non-GAAP financial measure
(unaudited)

(in thousands)	Agribusiness	Renewables	Other	Total
Six months ended June 30, 2026
Net income (loss)	$27,275	$104,572	$(48,567)	$83,280
Interest expense	27,018	5,400	62	32,480
Tax provision	—	—	17,949	17,949
Depreciation and amortization	43,384	23,643	1,719	68,746
EBITDA	97,677	133,615	(28,837)	202,455
Adjusting items impacting EBITDA:
Legal settlement and related expenses	5,948	12,763	—	18,711
Asset impairment	3,576	10,607	1,478	15,661
Transaction related compensation	2,688	—	—	2,688
Insured inventory and property recoveries, net	(7,764)	—	—	(7,764)
Total adjusting items	4,448	23,370	1,478	29,296
Adjusted EBITDA	$102,125	$156,985	$(27,359)	$231,751

Six months ended June 30, 2025
Net income (loss)	$9,223	$42,305	$(29,390)	$22,138
Interest expense (income)	24,157	1,423	(989)	24,591
Tax provision	—	—	5,910	5,910
Depreciation and amortization	42,084	23,909	1,418	67,411
EBITDA	75,464	67,637	(23,051)	120,050
Adjusting items impacting EBITDA:
Loss on investments	7,178	—	—	7,178
Transaction related compensation	3,871	—	—	3,871
Severance expense	1,197	—	—	1,197
Insured inventory and property recoveries, net	(6,661)	—	—	(6,661)
Gain on sales of assets and businesses, net	(3,190)	—	—	(3,190)
Total adjusting items	2,395	—	—	2,395
Adjusted EBITDA	$77,859	$67,637	$(23,051)	$122,445

The Andersons, Inc.
Trailing Twelve Months of EBITDA and Adjusted EBITDA
A non-GAAP financial measure
(unaudited)

	Three Months Ended,				Twelve months ended June 30, 2026
(in thousands)	September 30, 2025	December 31, 2025	March 31, 2026	June 30, 2026
Net income	$26,071	$71,092	$29,332	$53,948	$180,443
Interest expense	10,478	12,090	16,838	15,642	55,048
Tax provision (benefit)	(228)	16,486	4,560	13,389	34,207
Depreciation and amortization	32,647	33,265	34,112	34,634	134,658
EBITDA	68,968	132,933	84,842	117,613	404,356
Adjusting items impacting EBITDA:
Asset impairment	13,698	—	—	15,661	29,359
Legal settlement and related expenses	—	—	5,948	12,763	18,711
Transaction related compensation	1,712	1,879	1,792	896	6,279
Acquisition costs	5,927	—	—	—	5,927
Severance expense	—	1,480	—	—	1,480
Pension settlement	1,448	—	—	—	1,448
Insured inventory and property recoveries, net	(11,887)	(72)	(1,108)	(6,656)	(19,723)
(Gain) loss on sales of assets businesses, net	(1,567)	310	—	—	(1,257)
Total adjusting items	9,331	3,597	6,632	22,664	42,224
Adjusted EBITDA	$78,299	$136,530	$91,474	$140,277	$446,580

	Three Months Ended,				Twelve months ended June 30, 2025
	September 30, 2024	December 31, 2024	March 31, 2025	June 30, 2025
Net income	$51,461	$54,104	$5,331	$16,807	$127,703
Interest expense	8,361	10,266	13,096	11,495	43,218
Tax provision (benefit)	10,731	13,146	(2,118)	8,028	29,787
Depreciation and amortization	30,408	36,178	34,340	33,071	133,997
EBITDA	100,961	113,694	50,649	69,401	334,705
Adjusting items impacting EBITDA:
Loss on investments	—	1,535	—	7,178	8,713
Transaction related compensation	1,668	2,536	2,103	1,768	8,075
Acquisition costs	—	3,193	—	—	3,193
Severance expense	—	—	—	1,197	1,197
Insured inventory and property (recoveries) damages, net	(5,204)	(4,446)	4,502	(11,162)	(16,310)
Gain on sales of assets businesses, net	—	—	—	(3,190)	(3,190)
Total adjusting items	(3,536)	2,818	6,605	(4,209)	1,678
Adjusted EBITDA	$97,425	$116,512	$57,254	$65,192	$336,383

The Andersons, Inc.
Cash from Operations Before Working Capital Changes
A non-GAAP financial measure
(unaudited)

	Three months ended June 30,		Six months ended June 30,
(in thousands)	2026	2025	2026	2025
Cash provided by (used in) operating activities	$487,922	$299,321	$94,247	$(50,699)
Changes in operating assets and liabilities
Accounts receivable	(11,949)	29,872	(132,491)	(23,396)
Inventories	437,035	482,825	402,049	521,356
Commodity derivatives	49,231	18,781	35,996	19,857
Other current and non-current assets	7,852	(23,172)	(14,683)	(31,730)
Payables and other current and non-current liabilities	(107,196)	(251,871)	(377,718)	(636,646)
Total changes in operating assets and liabilities	374,973	256,435	(86,847)	(150,559)
Cash from operations before working capital changes	$112,949	$42,886	$181,094	$99,860
Cash from operations before working capital changes is defined as cash provided by (used in) operating activities before the impact of changes in working capital within the statement of cash flows. The Company calculates cash from operations by eliminating the effect of changes in accounts receivable, inventories, commodity derivatives, other assets, and payables and accrued expenses from the cash provided by (used in) operating activities. Management believes that cash from operations before working capital changes is a useful measure of the company’s performance as it provides investors additional information about the company’s operations allowing better evaluation of underlying business performance and improved comparability to prior periods. Cash from operations before working capital changes is a non-GAAP financial measure and is not intended to replace or be an alternative to cash provided by (used in) operating activities, the most directly comparable GAAP financial measure.